UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2005

SI International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 15, 2005, the Board of Directors of SI International, Inc. (the “Company”) approved a CEO succession plan, pursuant to which the Board appointed S. Bradford Antle, the Company’s President and Chief Operating Officer, as the Company’s next President and Chief Executive Officer (“CEO”), succeeding Ray Oleson.  Antle will also serve on SI International’s Board of Directors as a Class III member until the 2008 Annual Meeting of Stockholders, until his earlier resignation or removal or until his successor is duly elected or appointed.  He will assume these positions effective September 24, 2005.  In addition to his new role as CEO and member of the Board, Antle will retain the position of company President.  Ray Oleson will continue to serve as Executive Chairman of the Board after Antle becomes CEO.

Brad Antle has more than twenty years of experience as a leader in developing and delivering information technology solutions to the Federal government.  Antle joined SI International in 1999 serving as Executive Vice President through 2001 and as President and Chief Operating Officer since 2001.  Antle has played a leading role in successfully integrating six companies and directing all of the Company’s business units.  As President and Chief Operating Officer, Antle also has had overall responsibility for marketing and sales.

Item 9.01                                                         Exhibits

Exhibit No.	Exhibit

99.1	Press Release issued July 21, 2005 by SI International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

	By:	/s/ THOMAS E. DUNN
Thomas E. Dunn
Executive Vice President, Chief Financial Officer, and Treasurer

Dated: July 21, 2005